MATCHING OPTIONS
REGIS CORPORATION
STOCK OPTION AWARD AGREEMENT
This STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of [●] (the “Grant Date”), is between Regis Corporation, a Minnesota corporation (the “Company”), and Felipe Athayde (the “Participant”).
WHEREAS, the Company wishes to incentivize the Participant to join the Company by granting the Participant the opportunity to purchase shares of Common Stock of the Company upon the exercise of Stock Options;
WHEREAS, the grant of the Stock Options is contemplated by Section 5 of the offer letter dated as of September 4, 2020 between the Company and the Participant (the “Letter Agreement”);
WHEREAS, the Stock Options are granted under the inducement grant exemption under the rules of the New York Stock Exchange; and
WHEREAS, the Committee has duly made all determinations necessary or appropriate for the grant of the Stock Options hereunder (the “Award”).
NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:
1.Inducement Grant. The Stock Options are granted under the inducement grant exemption under the rules of the New York Stock Exchange. Accordingly, except for those terms of the Company’s 2018 Long Term Incentive Plan (as may be amended from time to time, the “Plan”) expressly referenced herein, the award is not subject to the terms of any equity compensation plan of the Company. Where provisions of the Plan are expressly referenced below, the Participant shall be a “Participant” for purposes of the Plan provisions, this Stock Option award shall be an “Award” for purposes of such Plan provisions and any other defined term used therein that is not separately defined in this Agreement shall have the meaning given to it in the Plan
2.Definitions.
For purposes of this Agreement, the definitions of terms contained in the Plan are hereby incorporated by reference, except to the extent that any such term is specifically defined in this Agreement.
3.Grant of Stock Options. The Company has granted to the Participant, effective as of the Grant Date, the right and option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of an aggregate of [___] shares of Common Stock (the “Stock Options”). The Stock Options are intended to be Nonqualified Stock Options.

4.Exercise Price. The exercise price of each Stock Option is $[●] per share of Common Stock (the “Exercise Price”).
5.Vesting of Stock Options. Subject to the terms and conditions set forth in this Agreement, the Stock Options may become vested and exercisable, as follows:
(a)General. Except as otherwise provided in Section 5(c), subject to the Participant’s continued employment with the Company through the applicable vesting date, the Stock Options will become vested and exercisable on October 5, 2024.
(b)Forfeiture. If, prior to October 5, 2024, Participant sells or transfers, pledges or otherwise disposes of any shares of Common Stock received in connection with the settlement of the restricted stock units granted to Participant pursuant to the Restricted Stock Unit Agreement dated [DATE] between Participant and the Company, other than in connection with the net settlement of such restricted stock units for purposes of payment of withholding taxes as provided in such Restricted Stock Unit Agreement, an equivalent number of Stock Options will be forfeited and cancelled.
(c)Termination of Employment.
(i)Except as provided in this Section 5(c), any unvested Stock Options will be forfeited immediately, automatically and without consideration upon the Participant’s Termination of Employment for any reason. In the event the Participant experiences a Termination of Employment by the Company for Cause, all vested Stock Options will also be forfeited immediately, automatically and without consideration upon such termination.
(ii)If the Participant experiences a Termination of Employment for any reason other than by the Company for Cause following October 5, 2022, a pro-rated portion of the Stock Options equal to the total Stock Options (after taking into account any Stock Options that have been forfeited in accordance with Section 5(b)) multiplied by a fraction, the numerator of which is the number of days that have elapsed from October 5, 2020 through the date of the Participant’s Termination of Employment and the denominator of which is 1,460, shall vest as of the date of the Participant’s Termination of Employment.
6.Expiration. Any unexercised Stock Options will expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), or earlier as provided in Section 7 of this Agreement.
7.Period of Exercise. Subject to the provisions of this Agreement, the Participant (or the Participant’s Representative, as applicable) may exercise all or any part of the vested Stock Options at any time prior to the earliest to occur of:

(a)the Expiration Date;
(b)the date that is ninety (90) days following the Participant’s Termination of Employment without Cause or for Good Reason;
(c)the date that is twelve (12) months following the Participant’s Termination of Employment is due to death or Disability;
(d)the date of Participant’s Termination of Employment by the Company for Cause; and
(e)the date that is thirty (30) days following any Termination of Employment not described in Sections 7(b)-(d).
8.Exercise of Stock Options.
(a)Notice of Exercise. Subject to Sections 5, 6 and 7, the Participant or, in the case of the Participant’s death or Disability, the Participant’s Representative, may exercise all or any part of the vested Stock Options by giving written or electronic notice of exercise to the Company or such agent or representative as may be designated by the Company in a form provided by the Committee (such notice, a “Notice of Exercise”). The Notice of Exercise will be signed by the person exercising the Stock Options. In the event that the Stock Options are being exercised by the Participant’s Representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Committee) of the Representative’s right to exercise the Stock Options. The Participant or the Participant’s Representative will deliver to the Committee, at the time of giving the Notice of Exercise, payment in a form permissible under Section 9 for the full amount of the Purchase Price (as defined below) and applicable withholding taxes as provided below.
(b)Tax Consequences and Payment of Withholding Taxes. Neither the Company nor any Affiliate shall be liable or responsible in any way for the tax consequences relating to the award or exercise of the Stock Options. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant relating to the award and exercise of the Stock Options and the issuance of Common Stock hereunder. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the issuance of shares of Common Stock upon exercise of all or a portion of the Stock Options (“Withholding Taxes”), the provisions of Section 13.4 of the Plan regarding the satisfaction of tax withholding obligations shall apply (including any required payments by the Participant).
9.Payment for Shares of Common Stock. The “Purchase Price” will be the Exercise Price multiplied by the number of shares of Common Stock with respect to which Stock

Options are being exercised. All or part of the Purchase Price and any Withholding Taxes may be paid as follows:
(a)Cash or Check. In cash or by bank certified check.
(b)Brokered Cashless Exercise. To the extent permitted by applicable law, from the proceeds of a sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. In that case, the Participant will execute a Notice of Exercise and provide the Company with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate purchase price and/or Withholding Taxes, as applicable. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.
(c)Net Exercise. By reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Options by the number of shares of Common Stock having a Fair Market Value equal to the amount of the Purchase Price and/or Withholding Taxes, as applicable.
(d)Surrender of Stock. By surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such shares of Common Stock subject to such restriction or limitation. Such shares of Common Stock will be surrendered to the Company in good form for transfer and will be valued by the Company at their Fair Market Value on the date of the applicable exercise of the Stock Options, or to the extent applicable, on the date the Withholding Taxes are to be determined.
10.Adjustment to Stock Options. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.7 of the Plan, the Stock Options may be adjusted in accordance with Section 4.7 of the Plan.
11.Nontransferable; Requirements of Law. Except as otherwise approved by the Committee, the Stock Options may not be sold, transferred, conveyed, gifted, assigned, pledged, encumbered, hypothecated, alienated or otherwise disposed of, other than by will or the laws of descent and distribution, and any attempt to do so shall be void. The Company shall not be required to issue any shares of Common Stock in satisfaction of the exercise of all or a portion of the Stock Options if the issuance of such shares shall constitute a violation of any provision of any applicable law or regulation of any governmental authority. The Participant acknowledges that any certificate representing shares of Common Stock to be issued upon the exercise of the Stock Options may be required to bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws. The Company shall have no duty or obligation beyond those imposed by applicable securities laws generally to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material non-public information regarding the Company or an Affiliate at any time prior to, upon or in connection with the issuance of the shares of Common Stock upon the exercise of Stock Options.
12.Administration. The Plan and this Stock Option award are administered by the Committee, in accordance with the terms and conditions of the Plan. Actions and decisions made by the Committee in accordance with this authority shall be effectuated by the Company.
13.Plan and Agreement; Recoupment Policy. The Participant hereby acknowledges receipt of a copy of the Plan. In addition to the provisions of the Plan referenced above, this Award shall also be subject to the following provisions of the Plan: Article III (Administration), Article XI (Change in Control Provisions) and Article XIII (Miscellaneous). The Company shall, upon written request therefore, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to receive the shares of Common Stock to be issued in connection with the exercise of the Stock Options.
The Company may recover any equity awarded to the Participant under this Agreement, or proceeds from the sale of such equity, to the extent required by any rule of the Securities and Exchange Commission or any listing standard of the New York Stock Exchange, including any rule or listing standard requiring recovery of incentive compensation in connection with an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, which recovery shall be subject to the terms of any policy of the Company implementing such rule or listing standard.
14.No Shareholder Rights until Exercise. The grant of the Stock Options does not entitle the Participant to any of the rights of a holder of the Company’s Company Stock, including voting and dividend rights. The Participant shall have no rights as a shareholder of the Company with respect to the shares of Common Stock to be issued upon exercise of the Stock Options until a stock certificate therefor has been actually or constructively issued to the Participant in accordance with this Agreement.
15.No Employment Rights. Neither this Agreement nor the Award evidenced hereby shall give the Participant any right to continue in the employ of the Company, any Affiliate or any other entity, or create any inference as to the length of employment of the Participant, or affect the right of the Company (or any Affiliate or any other entity) to terminate the employment of the Participant (with or without Cause), or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company, any Affiliate or any other entity.
16.Governing Law. This Agreement, the awards of Stock Options hereunder and the issuance of Common Stock in connection with the exercise of Stock Options shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (other than its laws respecting choice of law).

17.Entire Agreement. This Agreement and the Plan constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction, including, without limitation, the Letter Agreement.
18.Amendment. Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and shall comply with the terms and conditions of the Plan.
19.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
20.Counterparts. This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.
21.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
22.Severability. If for any reason any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.
23.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company, and upon the heirs, legal representatives and successors of the Participant.
[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Option Award Agreement as of the dates set forth below.

REGIS CORPORATION
By:
Name:
Title:

PARTICIPANT:

Felipe Athayde